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                                MEMO AGREEMENT

Elcom Technologies Corporation ("ELCOM") will issue a purchase order to Adaptive Networks, Inc. ("ANI") for 50,000 AN192 Chip Sets @ $31.00 for a total purchase order of $1,550,000.00, due on Thursday, July 18, 1996.

ELCOM will make a deposit with ANI of 25% of the total purchase order for a total deposit of $387,500.00 (the "DEPOSIT"), due on Thursday, July 18, 1996.

Scheduled deliveries of chip set:
--------------------------------

August 30, 1996                  1,000
September 30, 1996               4,500
October 28, 1996                 2,000
November 30, 1996                7,500
December 30, 1996                7,500
January 30, 1997                 5,000
February 28, 1997                5,000
March 30, 1997                   7,500
April 30, 1997                  10,000

The entire DEPOSIT of $387,500.00 will be refunded to ELCOM in the event that the first scheduled delivery of Chip Sets is made by ANI after September 30, 1996, or in the event that the second or third deliveries of Chip Sets are delivered by ANI 60 days late as outlined above, provided that ELCOM meets all of the terms of the order, including those provided in this agreement. Provided that ELCOM meets all of the terms of the order, including those provided in this agreement, in the event that any other deliveries of Chip Sets, scheduled above, are not made within a reasonable period of time, the remaining balance of the DEPOSIT, as calculated below, shall be refunded to ELCOM. Under all conditions, a reasonable period of time shall include delays in deliveries due to unforeseen circumstances or due to causes beyond ANI's control including, but not limited to, acts of nature, acts of government, labor disputes, delays in transportation, and delays or inability to deliver by ANI's suppliers, and under all conditions shall not be less than 120 days. Under all other conditions, the DEPOSIT shall be applied against ELCOM's account payable balance to ANI for the Chip Sets as ordered above, as provided below, with the exception of the DEPOSIT being nonrefundable in the event of any cancellation of the order or deliveries by ELCOM.

A credit of twenty five percent (25%) will be issued by ANI to ELCOM with each delivery of Chip Sets ordered above, by ANI to ELCOM, thereby reducing the amount of the DEPOSIT. The remaining seventy five percent (75%) of all ANI invoices shall be paid by ELCOM Net 30.

In the event that any of the DEPOSIT shall be due to be returned to ELCOM for any reason as provided above, ANI shall return said DEPOSIT, or any portion thereof, less any and all outstanding amount due and payable to ANI, no later than thirty (30) days from receipt of Notice from ELCOM. In the event said DEPOSIT, or any portion thereof, less any and all outstanding amount due and payable to ANI, is not returned as provided in this agreement, ELCOM shall be due from ANI all costs of collection, including reasonable attorney fees associated with the collection of the DEPOSIT or any portion thereof.


Agreed:  /s/ Michael Propp                   /s/ George Daly
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       Adaptive Networks, Inc.             Elcom Technologies Corporation
       By: Michael Propp                   By: George Daly

       July 17, 1996                       July 17, 1996
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       Date                                Date